EXECUTION COPY



                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement ("Agreement") is dated January 26, 2004, and is entered into between Foamex International Inc., a Delaware corporation and its primary operating subsidiary Foamex L.P. (collectively the "Company"), and K. Douglas Ralph ("Executive").

     WHEREAS, the Company and Executive executed an employment agreement, dated March 24, 2003 (the "Prior Agreement"), governing the terms of Executive's employment with the Company; and

     WHEREAS, Executive and the Company desire to amend and restate the Prior Agreement and that Executive's employment with the Company continues under the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I

                     Employment, Duties and Responsibilities

     1.1 Employment. Executive shall be employed as Executive Vice President and Chief Financial Officer of the Company. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company; provided, however, the foregoing shall not prevent Executive from devoting a portion of his time and efforts to his personal affairs or serving on the boards of other for-profit and not-for-profit entities so long as such activities do not materially interfere with the performance of his duties hereunder; and further provided that with respect to serving on the board of any for-profit entity, Executive shall have obtained the prior consent of the Board of Directors of the Company (the "Board"). Executive shall perform his duties at the principal executive offices of the Company in Linwood, Pennsylvania, except for required travel on the Company's business.

     1.2 Duties and Responsibilities. Executive shall have such duties and responsibilities as are consistent with his positions as Executive Vice President and Chief Financial Officer, and as may be assigned to Executive from time to time by the Company's Chief Executive Officer.

                                   ARTICLE II

                               Term of Employment

     2.1  Term.

          (a) The term of this Agreement (the "Term") shall commence on January __, 2004 (the "Effective Date") and shall have an initial term of one year; provided, however, that on each anniversary of the Effective Date the Term shall be automatically extended for one additional year, unless either party hereto gives written notice of its election not to so extend the Term at least 30 days prior to the applicable anniversary date.

          (b) Executive represents and warrants to the Company that (i) neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound; and (ii) except for obligations to maintain confidentiality of certain information relating to previous employers which will not unreasonably interfere with the performance of his duties hereunder, there are no agreements by which he is currently bound relating to employment or which contain any post-employment restrictions whatsoever.

                                  ARTICLE III

                            Compensation and Expenses

     3.1 Salary, Bonuses and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE V hereof):

          (a) Salary. The Company shall pay Executive a base salary during the Term ("Base Salary"), payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of at least $310,000 per annum. The Base Salary will be reviewed annually by the Compensation Committee of the Board.

          (b) Benefits. Executive shall participate during the Term in such 401(k), pension, supplemental executive retirement plan, life insurance, health, disability and major medical insurance plans, and in such other senior executive officer benefit plans and programs, as may be maintained from time to time by the Company during the Term, in each case to the extent and in the manner available to other senior executive officers of the Company and subject to the terms and provisions of such plans or programs.

          (c) Bonus

               (i) During the Term, Executive shall be eligible to earn fiscal year target bonus awards in accordance with the Management Incentive Programs in effect each year. In accordance with the 2004 Plan you will be eligible for a target bonus award for 2004 of 50% of your Base Salary. The bonus for each year ("Annual Bonus") shall be based upon the attainment of Company performance targets for the applicable fiscal year, as measured against a written set of reasonable performance criteria communicated to Executive for such fiscal year. The Annual Bonus shall be awarded pursuant the Foamex Salaried Incentive Plan (the "SIP") and except as otherwise provided for herein, shall be subject to the terms and conditions of the SIP.

Notwithstanding the forgoing, Executive shall be entitled to receive such other incentive compensation as the Compensation Committee of the Board may, in its sole discretion, award.

               (ii) In the event Executive's employment is terminated on account of death or Disability (as defined in Section 5.3), Executive shall receive and shall be awarded a pro-rata portion of the Annual Bonus otherwise payable with respect to the fiscal year in which such event occurs.

          (d) Vacation. Executive shall be entitled to a paid vacation of not less than four (4) weeks per year, in accordance with Company policy (but not necessarily consecutive vacation weeks) for senior executive officers during the Term.

          (e) Options. From time to time, at the discretion of the Compensation Committee of the Board and in accordance with the Company's existing stock option plan the Executive will be eligible to participate in the Company's stock option program or other equity compensation programs which may be implemented.

     3.2 Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

                                   ARTICLE IV

                                Exclusivity, Etc.

     4.1 Exclusivity. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Except as set forth in Section 1.1, Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that during the Term he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company, except as permitted in Section 4.2 and Section 1.1. Executive agrees that all of his activities as an employee of the Company shall be in substantial conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

     4.2 Other Business Ventures. Executive agrees that, so long as he is employed by the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

     4.3  Confidentiality; Non-competition.

          (a) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information reasonably treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 4.3 (a) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

          (b) If Executive's employment is terminated for any reason other than for Cause, Executive shall not for a period of one year from the date of such termination, directly or indirectly, whether as an employee, consultant, independent contractor, partner, or joint venturer, (i) perform any services for a competitor which has material operations which directly compete with the Company in the sale of any products sold by the Company at the time of the termination of Executive's employment; (ii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company to terminate such person's contract of employment or agency, as the case may be, with the Company or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company. Notwithstanding anything herein to the contrary, this Section 4.3(b) shall not prevent Executive from acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation.

                                   ARTICLE V

                                   Termination

     5.1 Termination by the Company. The Company shall have the right to terminate Executive's employment at any time, with or without "Cause," subject to the specific contractual obligations of the Company to Executive described herein. For purposes of this Agreement, "Cause" shall mean (i) substantial and continued willful failure by Executive to perform his duties hereunder which results, or could reasonably be expected to result, in material harm to the business or reputation of the Company, which failure is not cured (if curable) by Executive within 60 days after written notice of such failure is delivered to Executive by the Company, (ii) gross misconduct including, without limitation, embezzlement, fraud, or misappropriation, or (iii) the commission of a felony. The Company's decision under Section 2.1 to not extend this Agreement shall be considered a termination without Cause.

     5.2 Death. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

     5.3 Disability. In the event that Executive shall suffer a Disability (as defined below), the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.4 hereof. For purposes of this Agreement, the term "Disability" means a physical or mental condition which have prevented Executive from performing satisfactorily his duties hereunder for a period of at least 90 consecutive days in any 365 day period or 120 non-consecutive days within any 365 day period.

     5.4 Termination by Executive for Good Reason. This Agreement may be terminated by Executive upon thirty (30) days' prior written notice to the Company at any time within ninety (90) days after the occurrence of any of the following events, each of which shall constitute "Good Reason" for termination, unless otherwise agreed to in writing by Executive: (i) the Company and any subsidiaries sell, lease or otherwise transfer all or substantially all of their assets to an entity which has not either assumed the Company's obligations under this Agreement or entered into a new employment contract which is mutually satisfactory to Executive and such entity; (ii) a material diminution occurs in the duties or responsibilities of Executive and such diminution is not cured within 15 days after written notice of the same is received by the Company;
(iii) the Company's failure to pay compensation or grant Options as required hereunder and such failure is not cured within 15 days after written notice of the same is received by the Company; (iv) Executive is removed from the position of Executive Vice President and Chief Financial Officer of the Company; (v) the principal executive offices of the Company are moved to a location more than fifty (50) miles from its current location; (vi) a liquidation or dissolution of the Company occurs; (vii) a Change in Control as defined in the Executives Executive's Change in Control Protection Agreement with the Company attached hereto as Exhibit A; or (viii) a series of actions or failures to act by any executive officer or director of the Company that unreasonably interferes with or materially impairs either the Executive's performance of his duties hereunder or the Executive's ability to function as the Executive Vice President and Chief Financial Officer of the Company of which the Executive has provided written notice to the Board or to the Nomination & Governance Committee of the Board; provided, that Good Reason shall not exist if, within 30 days after such notice is received by the Board, the

Board or the Nomination & Governance Committee of the Board in good faith takes reasonable steps to cure the effects or the results of, if possible, such series of actions or failures to act and takes reasonable steps to prevent the further occurrence of such actions or failures to act (such steps taken or to be taken by either the Board or the Nomination & Governance Committee, as applicable, shall hereinafter be referred to as "Board or Committee Actions"), unless the series of actions or failures to act continue or recur following the Board or Committee Actions.

     5.5  Effect of Termination.

          (a) In the event of termination of Executive's employment for any reason, the Company shall pay Executive (or his beneficiary in the event of his death) any Base Salary or other compensation earned but not paid to Executive prior to the effective date of such termination.

          (b) In the event of a termination of Executive's employment by Executive for Good Reason or by the Company for reasons other than for Cause, death or Disability. Executive shall receive an amount, payable in twenty four
(24) equal monthly installments in accordance with the Company's regular payroll policies, equal to the sum of the following: two multiplied by the amount of (i) Executive's current Base Salary on the date his employment is terminated, and
(ii) Executive's Annual Bonus, calculated as though the Company and Executive had attained 100% of the performance target for the applicable year in which Executive's employment terminates. Notwithstanding the foregoing, in the event Executive's employment is terminated by Executive for Good Reason on account of a Change in Control or by the Company for reasons other than for Cause, death or Disability within the twelve (12) month period commencing on the date of a Change in Control, Executive's Change in Control Protection Agreement with the Company attached hereto as Exhibit A shall govern.

          (c) In the event of a termination of Executive's employment by Executive for Good Reason or by the Company for reasons other than Cause or Disability, Executive shall be entitled medical coverage under the Company's medical plan in accordance with Section 3.1(b) during the twelve (12) month period commencing on the date Executive's employment is terminated (the "Severance Term"). Upon the expiration of the Severance Term Executive shall be eligible to elect medical continuation coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     5.6 Other Awards. Except as otherwise provided in Section 3.1(e)(i) hereof, Executive's rights upon termination of employment with respect to stock options or other incentive awards not covered by this Agreement shall be governed by the terms and conditions in the respective stock option agreements or awards.

     5.7 Full Settlement. Except as specifically provided in this Agreement, Executive shall have no rights to compensation or benefits upon or after termination of employment except as may be specifically provided under the Company's employee benefit plans.

     5.8  Obligations Absolute; Withholding.

          (a) The obligations of the Company under this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation (i) Executive's receipt of compensation and benefits from another employer in the event that Executive accepts new employment following the termination of his employment under this Agreement, or
(ii) any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else.

          (b) All payments to Executive under this Agreement may be reduced by applicable withholding by federal, state or local law.

                                   ARTICLE VI

                                  Miscellaneous

     6.1 No Mitigation. Executive shall not be required to mitigate damages resulting from his termination of employment.

     6.2 Indemnification. In addition to all other rights Executive may have under the Company's and any subsidiary's articles and bylaws, under any director and officer liability policy or as a matter of law, the Company, for itself and on behalf of all subsidiaries, shall defend, indemnify and hold Executive harmless from and against any and all claims, demands, actions, proceedings, losses, damages, and expenses (including reasonable attorneys' fees and court costs) arising out of Executive's services as a director, officer and employee of the Company and its subsidiaries, to the fullest extent permitted under Delaware law. This Section 6.2 shall survive termination of this Agreement and Executive's employment with the Company for any reason whatsoever.

     6.3  Benefit of Agreement; Assignment; Beneficiary.

          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

     6.4 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to Foamex International Inc., 1000 Columbia Avenue, Linwood, Pennsylvania 19096, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to his then current home address as shown on the Company's records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

     6.5 Entire Agreement; Amendment. Except as noted in this Agreement, this Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder, including, without limitation, the Prior Agreement. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.6 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.7 Headings. The Article and Section headings herein are for convenience of reference only do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.8 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Pennsylvania without reference to the principles of conflict of laws.

     6.9 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to effectuate the purposes hereof.

     6.10 Arbitration. Except for disputes with respect to Article 4 hereof, any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial Rules of the American Arbitration Association then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

     6.11 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     6.12 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     6.13  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                                           FOAMEX INTERNATIONAL INC.

                                           By:  /s/ Thomas E. Chorman
                                                ----------------------------
                                                Name:   Thomas E. Chorman
                                                Title:  President and CEO



                                           EXECUTIVE



                                           /s/ K. Douglas Ralph
                                           ---------------------------------
                                           K. DOUGLAS RALPH